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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated August 24, 2000 pertaining to AstroTerra Corporation as of December 31, 1998 and 1999 and for each of the three years in the period ended December 31, 1999 and to all references to our Firm included in this registration statement.

                                          /s/ ARTHUR ANDERSEN LLP

San Diego, California
December 13, 2000